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                                                                      Exhibit 22


                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Shareholders
Federated Department Stores, Inc.


We consent to the incorporation by reference in the registration statements (Nos. 333-44373, 333-77089, 333-22737 and 333-88242) on Form S-8 and the
registration statements (Nos. 333-34321 and 333-76789) on Form S-3 of Federated Department Stores, Inc. of our report dated February 27, 2001, relating to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of February 3, 2001 and January 29, 2000 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the fifty-three week period ended February 3, 2001, and the fifty-two week periods ended January 29, 2000 and January 30, 1999, which report appears in the February 3, 2001 annual report on Form 10-K of Federated Department Stores, Inc.



                                               KPMG LLP



Cincinnati, Ohio
April 17, 2001